Exhibit 21.1

ENTITY	Ownership	Place of Incorporation	Principal Place of Business
Azarga Resources (HongKong) Ltd.	100% owned by Azarga Resources Ltd.	Hong Kong	Hong Kong
Azarga Resources Canada Ltd.	100% owned by Azarga Resources (Hong Kong) Ltd.	British Columbia	British Columbia
Azarga Resources Ltd	100% owned by Azarga Uranium Corp.	British Virgin Islands	British Virgin Islands
Azarga Resources USA Company	100% owned by Azarga Resources Canada Ltd.	Colorado	Colorado
Azarga Uranium Corp.	100% owned by enCore Energy Corp.	British Columbia	British Columbia
enCore Alta Mesa, LLC	100% owned by JV Alta Mesa LLC	Texas	Texas
enCore Energy Corp.	Parent Company	British Columbia	Texas
enCore Energy Holdings LLC	100% owned by enCore Energy US Holdco LLC	Nevada	Texas
enCore Energy US Corp.	100% owned by 100% owned by	Nevada	Texas
enCore Energy US Holdco LLC	100% owned by enCore Energy US Corp.	Nevada	Texas
HRI-Churchrock, Inc.	100% owned by enCore Energy US Corp.	Delaware	Colorado
JV Alta Mesa LLC	70% owned by enCore Energy US Corp.	Delaware	Texas
Leoncito Plant, LLC	100% owned by JV Alta Mesa LLC	Texas	Texas
Leoncito Project LLC	100% owned by JV Alta Mesa LLC	Texas	Texas
Leoncito Restoration LLC	100% owned by Leoncito Project LLC	Texas	Texas
Metamin Enterprises Inc.	100% owned by enCore Energy US Corp.	Nevada	Utah
NM Energy Holding Corp	100% owned by enCore Energy US Holdco LLC	Texas	New Mexico
NM Energy Holding Corp	100% owned by enCore Energy US Corp.	Nevada	New Mexico
Powertech (USA) Inc.	100% owned by Azarga Uranium Corp.	South Dakota	South Dakota
Ucolo Exploration Corp.	100% owned by URZ Energy Corp.	Utah	Utah
Uranco, Inc.	100% owned by enCore Energy US Holdco LLC	Delaware	Colorado
URI, Inc.	100% owned by enCore Energy US Corp.	Delaware	Texas
URZ Energy Corp.	100% owned by Azarga Uranium Corp.	British Columbia	British Columbia